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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): February 3, 2004

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                             STAR COMPUTING LIMITED
               (Exact name of registrant as specified in Charter)

             Nevada                      000-49692                  88-0504050
 (State or other jurisdiction of   (Commission File No.)   (IRS Employee Identification No.)
 incorporation or organization)

                         5 Hutton Centre Drive Suite 700
                               Santa Ana, CA 92707
                    (Address of Principal Executive Offices)

                                  714-708-4700
                            (Issuer Telephone number)

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Forward Looking Statements

      This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed by Registrant within 60 days, as described in Item 7 below.

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Item 1. Changes in Control of Registrant.

      Overview of the Transaction

      The  information  below is a summary  description  of the  Stock  Purchase
Agreement (as defined below) and is qualified in its entirety by reference to the Stock Purchase Agreement, including all annexes, exhibits and schedules attached thereto, and any related documents that the Registrant has filed as exhibits to this Report.

      Pursuant to the Stock Purchase Agreement, dated as of February 3, 2004 (the "Stock Purchase Agreement"), by and among Star Computing Limited, a Nevada corporation ("Star") and Larry S. Poland, an individual stockholder of Star ("Star Stockholder"), on the one hand, and Hi-Tech Environmental Products, LLC, a Nevada limited liability company d/b/a VitroCo ("Hi-Tech"), VitroCo Materials, LLC, a Nevada limited liability company ("VitroCo"), VitroTech Corporation, a Delaware corporation ("VitroTech") and all of the stockholders of VitroTech (collectively, the "VitroTech Stockholders"), on the other hand, Star agreed to issue to Hi-Tech 15,000,000 shares of Star's common stock, par value $0.001 per share (the "Star Common Stock"), in exchange for all of Hi-Tech's membership interest in VitroCo. Star also agreed to issue an aggregate of 14,875,000 shares of Star Common Stock for all of the common stock of VitroTech held by the VitroTech Stockholders. The closing of the stock purchase (the "Closing") occurred on February 3, 2004 (the "Closing Date"). At the Closing, both VitroCo and VitroTech became wholly-owned subsidiaries of Star.

      Prior to the Closing, approximately 54.8% of all issued and outstanding shares of Star were held directly by Star Stockholder (36.5%) and one other stockholder, Flexgene Corporation ("Flexgene") (18.3%). At the Closing, 15,000,000 shares of Star's common stock were issued to Hi-Tech and 14,875,000 shares of Star's common stock were issued to the VitroTech Stockholders. In connection with these transactions, 4,004,213 and 2,000,000 shares of Star's common stock were redeemed from the Star Stockholder and Flexgene, respectively. After the closing, Hi-Tech and the VitroTech Stockholders collectively hold approximately 85.7% of Star's common stock and the Star Stockholder and Flexgene collectively hold approximately 0.1% of Star's common stock.

      Pursuant to the Stock Purchase Agreement, on the Closing Date, all of the officers of Star resigned and Linda Horras resigned as a director of Star. Jess Rae Booth was appointed President of Star, John Keller was appointed Treasurer and CFO of Star and Kristin Johnston was appointed Secretary of Star. In addition, subject to, and effective upon compliance with Rule 14f-1 under the Securities Exchange Act of 1934, Larry Poland resigned as the director of Star and appointed Jess Rae Booth as the new director of Star.

Item 2. Acquisition or Disposition of Assets

      The information required for this Item 2 is included in the description of the Changes in Control of Registrant in Item 1 above.

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Item 7. Financial Statement and Exhibits.

Exhibit
Number      Description
-------     -----------

10.1        Stock Purchase Agreement

10.2        Financial Statements of VitroCo Materials, LLC and VitroTech
            Corporation.(1)

10.3        Pro Forma Financial Information.(1)

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(1)   To be filed by amendment within 60 days

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Star Computing, Limited


                                        By: /s/ Jess Rae Booth
                                           -------------------------------------
                                           Jess Rae Booth
                                           President

Dated: February 5, 2004